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                                                                  EXHIBIT 23(b)



                        CONSENT OF INDEPENDENT AUDITORS



THE BOARD OF DIRECTORS AND STOCKHOLDERS
WORTHEN BANKING CORPORATION

We consent to the incorporation by reference in Registration Statement Numbers 33-7733, as amended, 33-68212, 33-68214, 33-68216 and 33-68210 on Forms S-8 of
Worthen Banking of our report dated January 22, 1993, relating to the consolidated balance sheets of The Union of Arkansas Corporation and Subsidiaries as of December 31, 1992 and 1991 and the related consolidated statements of income, retained earnings and cash flows for the years then ended (not presented separately herein) which report appears in the December 31, 1993 Annual Report on Form 10-K of Worthen Banking Corporation.


                                              /s/ Frost & Company
                                          ---------------------------
                                               FROST AND COMPANY





Little Rock, Arkansas
March 30, 1994